For the semi-annual period ended January 31, 2000.
File number: 811-5055

                         SUB-ITEM 77-0

                           EXHIBITS

         Transactions Effected Pursuant to Rule
10f-3

Ia.

1.   Name of Issuer
     Goldman Sachs

2.   Date of Purchase
       5/3/99

3.   Number of Securities Purchased
       42,500

4.   Dollar Amount of Purchase
       $2,252,500

5.   Price Per Unit
       $53.00

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Goldman Sachs

7.   Other members of the Underwriting Syndicate


Bear, Stearns & Co. Inc.
Donaldson, Lufkin & Jenrette Securities
Corporation
J.P. Morgan Securities Inc.
Prudential Securities Incorporated
Schroder & Co., Inc.
Salomon Smith Barney Inc.
Credit Suisse First Boston Corp.
Merrill Lynch & Co.
Lehman Brothers
Morgan Stanley Dean Witter
PaineWebber Incorporated
Sanford C. Bernstein & Co., Inc.




Ib.

1.   Name of Issuer
      Goldman Sachs

2.   Date of Purchase
       5/10/99

3.   Number of Securities Purchased
       $1,796,382

4.   Dollar Amount of Purchase
       $1,796,382

5.   Price Per Unit
       $99.799

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Goldman Sachs

7.   Other members of the Underwriting Syndicate

Banc One Capital markets, Inc.
BT Alex Brown
Credit Suisse First Boston
Merrill Lynch & Co.
Morgan Stanley Dean Witter
PaineWebber Inc.
Salomon Smith Barney
Blaylock & Partners, L.P.
Chase Securities Inc.
Lehman Brothers
J.P. Morgan & Co.
NationsBanc Montgomery Securities LLC
Prudential Securities Incorporated
The Williams Capital Group, L.P.








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